SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On February 2, 2007, Grubb & Ellis Company (the “Company”), through GERA Property Acquisition LLC (“GERA”), a newly-formed, wholly-owned subsidiary, made a second deposit of $125,000 pursuant to the Purchase and Sale Agreement dated as of October 24, 2006, as amended, with Abrams Office Center, Ltd. The Company has now deposited an aggregate of $250,000 on a non-refundable basis towards the $20,000,000 purchase price for the property. The closing of the purchase of the property is currently scheduled for February 20, 2007.
     The Company’s current intention is to acquire the property and hold it for future sale to Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors”). The Company and Realty Advisors, however, do not have any current arrangement or agreement with respect to the property and Realty Advisors does not, and prior to the Company’s purchase of the property will not, have any obligation to purchase the property from the Company. Any subsequent acquisition by Realty Advisors of the property in connection with Realty Advisors’ business combination would be subject to the prior approval of both Realty Advisors’ Board of Directors and its stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: February 8, 2007